As filed with the Securities and Exchange Commission on August 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	36-4173371
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

Beacon Roofing Supply, Inc. Second Amended and Restated 2014 Stock Plan

(Full title of the plan)

Julian G. Francis

President and Chief Executive Officer

Beacon Roofing Supply, Inc.

505 Huntmar Park Drive, Suite 300

Herndon, Virginia 20170

(Name and address of agent for service)

(571) 323-3939

(Telephone number, including area code, of agent for service)

With a copy to:

Ross D. Cooper

Executive Vice President, General Counsel &Secretary

Beacon Roofing Supply, Inc.

505 Huntmar Park Drive, Suite 300

Herndon, Virginia 20170

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.       ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,850,000	$31.42	$152,387,000	$19,779.83
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock of Beacon Roofing Supply, Inc. that become issuable pursuant to the Beacon Roofing Supply, Inc. Second Amended and Restated 2014 Stock Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low sales prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on August 4, 2020.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

The contents of the Registration Statements on Form S-8 (File No. 333-193904 and File No. 333-210416) filed by the Registrant with the Securities and Exchange Commission on February 12, 2014 and March 25, 2016, respectively, registering Common Stock issuable under the Plan are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.Interests of Named Experts and Counsel

Certain legal matters with respect to the legality of the shares offered hereby will be passed upon for the Registrant by Ross D. Cooper, Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Cooper holds 17,845 shares of Common Stock, 22,972 restricted stock units, and options to acquire 43,523 shares of Common Stock.

Item 8.Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s annual report on Form 10-K filed December 23, 2004).

3.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed September 24, 2014).

4

Beacon Roofing Supply, Inc. Second Amended and Restated 2014 Stock Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on January 9, 2020).

5*	Opinion of Ross D. Cooper

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Ross D. Cooper (included in Exhibit 5)

24	Power of Attorney (set forth on the signature page)

_______________________________

*	Filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, State of Virginia, on the 7th day of August, 2020.

BEACON ROOFING SUPPLY, INC. (Registrant)

By:	/s/ JULIAN G. FRANCIS
Julian G. Francis
President & Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below appoints Julian G. Francis and Ross D. Cooper, or any of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Company made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JULIAN G. FRANCIS	President and Chief Executive Officer	August 7, 2020
Julian G. Francis	(Principal Executive Officer) and Director

/s/ FRANK A. LONEGRO	Executive Vice President and Chief Financial Officer	August 7, 2020
Frank A. Lonegro	(Principal Financial Officer)

/s/ THOMAS D. SCHMITZ	Interim Chief Accounting Officer	August 7, 2020
Thomas D. Schmitz	(Principal Accounting Officer)

/s/ PHILIP W. KNISELY	Chairman	August 7, 2020
Philip W. Knisely

/s/ ROBERT R. BUCK	Director	August 7, 2020
Robert R. Buck

/s/ CARL T. BERQUIST	Director	August 7, 2020
Carl T. Berquist

/s/ BARBARA G. FAST	Director	August 7, 2020
Barbara G. Fast

/s/ RICHARD W. FROST	Director	August 7, 2020
Richard W. Frost

/s/ ALAN GERSHENHORN	Director	August 7, 2020
Alan Gershenhorn

/s/ ROBERT M. MCLAUGHLIN	Director	August 7, 2020
Robert M. McLaughlin

/s/ NEIL S. NOVICH	Director	August 7, 2020
Neil S. Novich

/s/ STUART A. RANDLE	Director	August 7, 2020
Stuart A. Randle

/s/ NATHAN K. SLEEPER	Director	August 7, 2020
Nathan K. Sleeper

/s/ DOUGLAS L. YOUNG	Director	August 7, 2020
Douglas L. Young